THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.


                    WORLD WIDE WIRELESS COMMUNICATIONS, INC.
                      (Incorporated in the State of Nevada)

                        4% CONVERTIBLE DEBENTURE DUE 2005

No. CD-__                                   Principal Amount U.S. $_____________
                                            Original Issue Date:  April 14, 2000

         FOR VALUE RECEIVED, World Wide Wireless Communications, Inc., a corporation duly incorporated and existing under the laws of the State of Nevada (the "Company"), hereby promises to pay to the order of ______________________, or registered assigns (hereinafter, the "Holder"), the principal sum of ______________________ United States Dollars ($________________) on April 14,
2005 (the "Maturity Date"), subject to earlier conversion, redemption or exchange as provided herein. The Debentures will be convertible into shares of common stock, par value $.001 per share, of the Company ("Common Stock") on the terms and subject to the conditions hereinafter set forth at any time after the date hereof. Interest shall be paid on the unpaid principal balance of this Debenture at the rate of 4% per annum from the date hereof, payable, in the manner set forth below, upon conversion, redemption or maturity of this Debenture to the person that is the Holder on the date of such event. Interest hereon shall be calculated on the basis of a 360 day year and the actual number of days elapsed.

         1. General. (a) This Debenture is one of a duly authorized issue of Debentures of the Company in original aggregate principal amount of $4,592,000 designated as its 4% Convertible Debentures due 2005 (herein called the "Debentures"), issued pursuant to the authorization of the Board of Directors of the Company and issued pursuant to a Securities Purchase Agreement, dated April 14, 2000, by and among the Company and the Purchasers identified therein (the "Securities Purchase Agreement"). The Securities Purchase Agreement contains certain additional terms that are binding upon the Company and each holder of the Debentures.

         (b) The Debentures are issuable, without coupons, in principal denominations of U.S. $1,000 and integral multiples thereof. The Debentures, and transfers thereof, shall be in registered form. The registered holder of a Debenture shall (to the fullest extent permitted by applicable law) be treated at all times, by all persons and for all purposes as the absolute owner of such Debenture, regardless of any notice of ownership, theft or loss or of any writing thereon.

         2. Principal. The Aggregate Principal Amount (as defined in Section 7) of this Debenture shall be converted into shares of Common Stock on the Maturity Date in accordance with the terms hereof. The Company may not prepay all or any portion of this Debenture, except as specifically provided herein.

         3. Interest. Each Debenture shall be entitled to receive interest at the rate of 4.0% per annum, compounded semi-annually, on the Aggregate Principal Amount thereof. Such interest shall be due and payable upon conversion, redemption or maturity of this Debenture. Interest shall accrue from the Original Issue Date (as defined herein), whether or not earned or declared, until maturity or such time as the Debenture has been converted, exchanged or redeemed as herein provided. Interest is payable on the Debentures on the last day of June and December of each year by increasing the Aggregate Principal Amount of the Debentures by the amount of such interest. Such increase in the Aggregate Principal Amount shall constitute full payment of such interest. When any interest is added to the Aggregate Principal Amount, such interest shall, for all purposes of this Debenture, be deemed to be part of the Aggregate Principal Amount for purposes of determining interest thereafter payable hereunder and amounts thereafter convertible into Common Stock hereunder, and all references herein to the Aggregate Principal Amount shall mean the Aggregate Principal Amount, as adjusted pursuant to this Section 3. The interest so payable will be paid to the person in whose name the Debenture (or one or more predecessor debentures) is registered on the records of the Company regarding registration and transfers of the Debentures; provided, however, that the Company's obligation to a transferee of a Debenture arises only if such transfer, sale or other disposition is made in accordance with the terms and conditions hereof and the Securities Purchase Agreement.

         4. Conversion at the Option of the Holder. (a) (i) The Debentures shall be convertible into shares of Common Stock (subject to Section 4(a)(ii)) at the Conversion Ratio (as defined in Section 7) at the option of the holder of the Debentures in whole or in part at any time. If any Debentures remain outstanding on the Maturity Date, then all such Debentures shall be converted at the Conversion Ratio as of such date in accordance with this Section 4. To convert Debentures into shares of Common Stock on any date, the Holder hereof shall (A) transmit by facsimile (or otherwise deliver), for receipt on or prior to 11:59 p.m., Eastern time, on such date, a copy of an executed notice of conversion in the form attached hereto as Exhibit 1 (the "Conversion Notice") to the Company with a copy thereof to the Company's designated transfer agent (the "Transfer Agent") and (B) if required by Section 4(b)(iv), surrender to a common carrier for delivery to the Transfer Agent as soon as practicable following such date the original Debentures representing the Debentures being converted (or an indemnification undertaking with respect to such shares in the case of their loss, theft or destruction) (the "Debenture Certificates"). Each Conversion Notice shall specify the Aggregate Principal Amount of Debentures to be converted. The date as of which such conversion is to be effected shall be the date the Holder delivers such Conversion Notice by facsimile (the "Conversion Date")(if such date is not a Business Day, then the Conversion Date will be the next following Business Day). Subject to Section 4(b) hereof, each Conversion Notice, once given, shall be irrevocable. Upon receipt by the Company of a copy of a Conversion Notice, the Company shall (1) as soon as practicable, but in no event later than within one (1) Business Day, send, via facsimile, a confirmation of receipt of such Conversion Notice to such Holder and the Transfer Agent, which confirmation shall constitute an instruction to the Transfer Agent to process such Conversion Notice in accordance with the terms herein and (2) on or before the second (2nd) Trading Day following the date of receipt by the Company of such Conversion Notice (the "Delivery Date"),
(A) issue and deliver to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled, or (B) provided the Transfer Agent is participating in The Depository Trust Company ("DTC") Fast Automated Securities Transfer Program, upon the request of the Holder, credit such aggregate number of shares of Common Stock to which the Holder shall be entitled to the Holder's or its designee's balance account with DTC through its Deposit Withdrawal Agent Commission system. If the Aggregate Principal Amount of Debentures represented by the Debenture Certificate(s) submitted for conversion, as may be required pursuant to Section 4(b)(iv), is greater than the Aggregate Principal Amount of Debentures being converted, then the Company shall, as soon as practicable and in no event later than the Delivery Date and at its own expense, issue and deliver to the Holder a new Debenture Certificate representing the Aggregate Principal Amount of Debentures not converted.

                  (ii) In no event shall a Holder be permitted to convert in excess of such Aggregate Principal Amount of Debentures upon the conversion of which, (x) the number of shares of Common Stock owned by such Holder (other than shares of Common Stock issuable upon conversion of Debentures or upon exercise of the Warrants (as defined in the Securities Purchase Agreement)) plus (y) the number of shares of Common Stock issuable upon such conversion of such Debentures, would be equal to or exceed (z) 9.999% of the number of shares of Common Stock then issued and outstanding, including shares issuable on conversion of the Debentures held by such Holder after application of this Section 4(a)(ii). As used herein, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder. To the extent that the limitation contained in this Section 4(a)(ii) applies, the determination of whether Debentures are convertible (in relation to other securities owned by a Holder) and of which Debentures are convertible shall be in the sole discretion of such Holder, and the submission of Debentures for conversion shall be deemed to be such Holder's determination of whether such Debentures are convertible (in relation to other securities owned by a Holder) and of which Debentures are convertible, in each case subject to such aggregate percentage limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. Nothing contained herein shall be deemed to restrict the right of a Holder to convert such Debentures at such time as such conversion will not violate the provisions of this paragraph. The provisions of this Section 4(a)(ii) may be waived by a Holder of Debentures as to itself (and solely as to itself) upon not less than 75 days prior notice to the Company, and the provisions of this Section 4(a)(ii) shall continue to apply until such 75th day (or later, if stated in the notice of waiver). No conversion in violation of this paragraph but otherwise in accordance with this Debenture shall affect the status of the securities issued upon such conversion as validly issued, fully-paid and nonassessable.

         (b) (i) Not later than any Delivery Date, the Company will deliver to the applicable Holder by express courier (A) a certificate or certificates which shall be free of restrictive legends and trading restrictions (other than those required by Section 3.1(b) of the Securities Purchase Agreement) representing the number of shares of Common Stock being acquired upon the conversion of Debentures (subject to reduction pursuant to Section 4(a)(ii)) and (B) to the extent required pursuant to Section 4(b)(iv), a new Debenture Certificate representing the unconverted Aggregate Principal Amount. If in the case of any Conversion Notice such new Debenture or Debentures are not delivered to or as directed by the applicable Holder by the fifth (5th) Trading Day after the applicable Conversion Date, the Holder shall be entitled by written notice to the Company at any time on or before its receipt of such Debenture or Debentures thereafter, to rescind such conversion, whereupon the Company and the Holder shall each be restored to their respective positions immediately prior to the delivery of such notice of revocation, except that any amounts described in Sections 4(b)(ii) and (iii) shall be payable through the date notice of rescission is given to the Company.

                  (ii) The Company  understands  that a delay in the delivery of the shares of Common Stock upon conversion of Debentures and failure to deliver a new Debenture representing the unconverted Aggregate Principal Amount beyond the Delivery Date could result in economic loss to the Holder. If the Company fails to deliver to the Holder such certificate or certificates pursuant to this Section hereunder by the Delivery Date for any reason, other than due to the action of the Holder, the Company shall pay to such Holder, in cash, an amount per Trading Day for each Trading Day the earlier of the date such certificates are delivered or the date the conversion is rescinded pursuant to Section 4(b)(i) above, together with interest on such amount at a rate of 15% per annum, accruing until such amount and any accrued interest thereon is paid in full, equal to (i) 1% of the Aggregate Principal Amount of the Debentures, plus the accrued and unpaid interest thereon, requested to be converted for the first five Trading Days after the Delivery Date and (ii) 2% of the Aggregate Principal Amount of the Debentures, plus the accrued and unpaid interest thereon, requested to be converted for each Trading Day thereafter (which amounts shall be paid as liquidated damages and not as a penalty). If the Company fails to deliver to the Holder such certificate or certificates pursuant to this Section prior to the 15th Trading Day after the Conversion Date, the Company shall, at the Holder's option, redeem in cash, from funds legally available therefor at the time of such redemption, all or a portion of the Aggregate
         Principal Amount of Debentures then held by such Holder, plus the accrued and unpaid interest thereon, as requested by such Holder, in cash. The redemption price shall be equal to the Aggregate Principal Amount of Debentures requested to be redeemed, plus accrued and unpaid interest thereon, multiplied by the greater of (A) 125% or (B) the applicable Conversion Ratio as of the date of such redemption multiplied by the greatest Per Share Market Value on any Trading Day during the period beginning on the Conversion Date and ending on the date of payment in full by the Company of such redemption price. If the Holder has requested that the Company redeem Debentures pursuant to this Section and the Company fails for any reason to pay the redemption price, as calculated pursuant to the immediately preceding sentence, within seven days after such notice is deemed delivered pursuant to
         Section 4(a)(i), the

         Company will pay interest on the redemption price at a rate of 15% per annum, in cash to such Holder, accruing from such seventh day until the redemption price and any accrued interest thereon is paid in full (which amount shall be paid as liquidated damages and not as a penalty). Nothing herein shall limit a Holder's right to pursue actual damages for the Company's failure to deliver certificates representing shares of Common Stock upon conversion within the period specified herein (including, without limitation, damages relating to any purchase of shares of Common Stock by such Holder to make delivery on a sale effected in anticipation of receiving certificates representing shares of Common Stock upon conversion, such damages to be in an amount equal to (A) the aggregate amount paid by such Holder for the shares of Common Stock so purchased minus (B) the aggregate amount of net proceeds, if any, received by such Holder from the sale of the shares of Common Stock which would have been issued by the Company pursuant to such conversion), and such Holder shall have the right to pursue all remedies available to it at law or in equity (including, without limitation, a decree of specific performance and/or injunctive relief).

                  (iii) In addition to any other rights available to the Holder, if the Company fails to deliver to the Holder such certificate or certificates pursuant to Section 4(b)(i) by the Delivery Date and if after the Delivery Date the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Holder of the Underlying Shares which the Holder anticipated receiving upon such conversion (a "Buy-In"), then the Company shall immediately pay in cash to the Holder (in addition to any remedies available to or elected by the Holder) the amount by which (A) the Holder's total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (B) the Aggregate Principal Amount of the Debentures for which such conversion was not timely honored, together with interest thereon at a rate of 15% per annum, accruing until such amount and any accrued interest thereon is paid in full (which amount shall be paid as liquidated damages and not as a penalty). For example, if the Holder purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of $10,000 Aggregate Principal Amount of Debentures, the Company shall be required to pay the Holder $1,000, plus interest. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In.

                  (iv)  Notwithstanding  anything  to  the  contrary  set  forth herein,  upon  conversion of  Debentures  in accordance  with the terms hereof, the Holder thereof shall not be required to physically surrender the certificate representing the Debentures to the Company unless the entire Aggregate Principal Amount of Debentures represented by the certificate are being converted. The Holder and the Company shall maintain records showing the Aggregate Principal Amount of Debentures so converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of the certificate representing the Debentures upon each such conversion. In the event of any dispute or discrepancy, such records of the Company shall be controlling and determinative in the absence of manifest error. Notwithstanding the foregoing, if Debentures represented by a certificate are converted as aforesaid, the Holder may not transfer the certificate representing the Debentures unless the Holder first physically surrenders the certificate representing the Debentures to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new certificate of like tenor, registered as the Holder may request, representing in the aggregate the remaining Aggregate Principal Amount of Debentures represented by such certificate.

         (c) (i) The conversion price for the Debentures (the "Conversion Price") in effect on any Conversion Date shall be the lesser of (A) an amount equal to 110% of the average Per Share Market Value for the five
         (5) consecutive Trading Days immediately preceding the Original Issue Date (the "Fixed Conversion Price") and (B) an amount equal to 85% of the average Per Share Market Value for the five (5) consecutive Trading Days immediately prior to the Conversion Date; provided, however, that, in any Conversion Notice, a Holder may specify a Conversion Price higher than the Conversion Price then in effect; provided further that, if during any period (a "Black-out Period"), a Holder is unable to trade any Common Stock issued or issuable upon conversion of Debentures immediately due to the postponement of filing or delay or suspension of effectiveness of a registration statement or because the Company has otherwise informed such Holder that an existing prospectus cannot be used at that time in the sale or transfer of such Common Stock, such Holder shall have the option but not the obligation on any Conversion Date within ten Trading Days following the expiration of the Black-out Period of using the Conversion Price applicable on such Conversion Date or any Conversion Price selected by such Holder that would have been applicable had such Conversion Date been at any earlier time during the Black-out Period or within the ten Trading Days thereafter; provided further, that in no event shall the Conversion Price be below the Floor Price. "Floor Price" shall mean $2.00 for the period beginning on the Original Issue Date and ending on the six month anniversary of the Original Issue Date, $1.27 for the period beginning on the six month anniversary of the Original Issue Date and ending on the eighteen month anniversary of the Original Issue Date, and zero thereafter. Notwithstanding the foregoing, if the Company's revenues for the fiscal year ending December 31, 2000, as shown in the Company's Annual Report on Form 10-K for the fiscal year ending December 31, 2000, are less than $13.5 million, then from and after the first anniversary of the Original Issue Date the Floor Price shall be zero.

                  (ii) If the Company, at any time while any Debentures are outstanding, (a) shall pay a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock or any other equity security payable in shares of Common Stock, (b) subdivide outstanding shares of Common Stock into a larger number of shares, (c) combine outstanding shares of Common Stock into a smaller number of shares, or (d) issue by reclassification of shares of Common Stock any shares of capital stock of the Company, the Fixed Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding before such event and of which the denominator shall be the number of shares of Common Stock outstanding after such event. Any adjustment made pursuant to this Section 4(c)(ii) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

                  (iii) If the Company, at any time while Debentures are outstanding, shall sell or issue additional shares of Common Stock or rights or warrants to acquire shares of Common Stock at a price per share less than the Fixed Conversion Price, excluding any rights of the holder of the Debentures or the holders of the Warrants issued pursuant to the Securities Purchase Agreement to acquire Common Stock, the Fixed Conversion Price shall be multiplied by a fraction, of which the denominator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding on the date of issuance of such shares, rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding on the date of issuance of such shares, rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such Fixed Conversion Price. Such adjustment shall be made whenever such shares, rights or warrants are issued, and shall become effective immediately after the issuance of such shares, rights or warrants or, if such rights or warrants are issued to stockholders of the Company, the record date for the determination of stockholders entitled to receive such rights or warrants. However, upon the expiration of any right or warrant to purchase Common Stock the issuance of which resulted in an adjustment in the Fixed Conversion Price pursuant to this Section 4(c)(iii), if any such right or warrant shall expire and shall not have been exercised, the Fixed Conversion Price shall immediately upon such expiration be re-computed and effective immediately upon such expiration be increased to the price which it would have been (but reflecting any other adjustments in the Fixed Conversion Price made pursuant to the provisions of this Section 4 after the issuance of such rights or warrants) had the adjustment of the Fixed Conversion Price made upon the issuance of such rights or warrants been made on the basis of offering for subscription or purchase only that number of shares of Common Stock actually purchased upon the exercise of such rights or warrants actually exercised.

                  (iv) If the Company, at any time while Debentures are outstanding, shall distribute to all holders of Common Stock (and not to holders of Debentures) evidences of its indebtedness or assets or rights or warrants to subscribe for or purchase any security (excluding those referred to in Sections 4(c)(ii) and (iii) above), then in each such case the Fixed Conversion Price shall be multiplied by a fraction of which the denominator shall be the Per Share Market Value determined as of the record date fixed for determination of stockholders entitled to receive such distribution, and of which the numerator shall be such Per Share Market Value on such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of Common Stock as determined by the Board of Directors in good faith; provided, however, that in the event of a distribution exceeding ten percent of the net assets of the Company, such fair market value shall be determined by an Independent Appraiser (as defined below) selected in good faith by the holders of a majority in interest of the Aggregate Principal Amount of Debentures then outstanding; and provided, further, that the Company, after receipt of the determination by such Independent Appraiser, shall have the right to select an additional
         Independent Appraiser, in good faith, in which case the fair market value shall be equal to the average of the determinations by each such Independent Appraiser. In either case the adjustments shall be described in a statement provided to the Holders of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

                  (v) If the Company at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Fixed Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company at any time combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Fixed Conversion Price in effect immediately prior to such combination will be proportionately increased.

                  (vi) If the Company in any manner issues or sells Convertible Securities or Options that are convertible into or exchangeable for Common Stock at a price which varies or may vary with the market price of the Common Stock, including by way of one or more reset(s) to a fixed price (each of the formulations for such variable price being herein referred to as, a "Variable Price"), and such Variable Price is not calculated using the same formula used to calculate the Conversion Price in effect immediately prior to the time of such issue or sale, the Company shall provide written notice thereof via facsimile and overnight courier to each holder of Debentures ("Variable Notice") on the date of issuance of such Convertible Securities or Options. If a holder of Debentures then outstanding provides written notice to the Company via facsimile and overnight courier (the "Variable Price Election Notice") within 10 Business Days of receiving a Variable Notice that such holder desires to replace Fixed the Conversion Price then in effect with the Variable Price described in such Variable Notice, then, from and after the date of the Company's receipt of the Variable Price Election Notice, the Fixed Conversion Price will automatically be replaced with the Variable Price for the Debentures held by such holder. In the event that a holder of Debentures delivers a Conversion Notice after the Company's issuance of Convertible Securities with a Variable Price but before such holder's receipt of the Company's Variable Notice, then such holder shall have the option by written notice to the Company to rescind such Conversion Notice or to have the Conversion Price be equal to such Variable Price for the conversion effected by such Conversion Notice. As used herein, (A) "Convertible Securities" means any stock or securities (other than Options) directly or indirectly convertible into or exchangeable for Common Stock and (B) "Options" means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

                  (vii) All calculations under this Section 4 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be.

                  (viii)  Whenever  the  Fixed   Conversion  Price  is  adjusted
         pursuant to Section 4(c)(ii), (iii) (iv), (v) or (vi) (for purposes of this Section 4(c)(viii), each an "adjustment"), the Company shall cause its Chief Financial Officer to prepare and execute a certificate setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated (including a description of the basis on which the Board made any determination hereunder), and the Conversion Price after giving effect to such adjustment, and shall cause copies of such certificate to be delivered to each Holder promptly after each adjustment. Any dispute between the Company and the Holders with respect to the matters set forth in such certificate may at the option of the Holders be submitted to one of the national accounting firms currently known as the "big five" selected by the holders of a majority in interest of the Aggregate Principal Amount of Debentures then outstanding, provided that the Company shall have ten days after receipt of notice from such Holders of their selection of such firm to object thereto, in which case the holders of a majority in interest of the Aggregate Principal Amount of Debentures then outstanding shall select another such firm and the Company shall have no such right of objection. The firm selected by the holders of a majority in interest of the Aggregate Principal Amount of Debentures then outstanding as provided in the preceding sentence shall be instructed to deliver a written opinion as to such matters to the Company and the Holders within thirty days after submission to it of such dispute. Such opinion shall be final and binding on the parties hereto. The fees and expenses of such accounting firm shall be paid by the Company.

                  (ix) In case the Company after the Original Issue Date shall do any of the following (each, a "Major Transaction") (a) consolidate with or merge into any other person and the Company shall not be the continuing or surviving person of such consolidation or merger, or (b) permit any other person to consolidate with or merge into the Company and the Company shall be the continuing or surviving person but, in connection with such consolidation or merger, any capital stock of the Company shall be changed into or exchanged for securities of any other person or cash or any other property, or (c) transfer all or substantially all of its properties or assets to any other person, or
         (d) effect a capital reorganization or reclassification of its capital stock, the holders of the Debentures then outstanding shall have the right thereafter to convert such shares only into the shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of Common Stock following such Major Transaction, and the holders of the Debentures shall be entitled upon such event to receive such amount of securities, cash or property as the shares of the Common Stock of the Company into which such Debentures could have been converted immediately prior to such Major Transaction would have been entitled; provided, however, that each Holder shall have the option to require the Company to redeem, from funds legally available therefor at the time of such redemption, such Aggregate Principal
         Amount of its Debentures at a price equal to the Aggregate Principal Amount of Debentures to be redeemed, plus accrued and unpaid interest thereon, multiplied by the greater of (A) 125% or (B) the applicable Conversion Ratio as of the date of such redemption multiplied by the greatest Per Share Market Value on any Trading Day during the period beginning on the date of the closing or the date of the announcement, as the case may be, of the Major Transaction triggering such redemption right and ending on the date of payment in full by the Company of such redemption price. The entire redemption price shall be paid in cash. If the Holder has requested that the Company redeem Debentures pursuant to this Section and the Company fails for any reason to pay the redemption price, as calculated pursuant to the immediately preceding sentence, within five days after such notice is deemed delivered pursuant to the preceding sentence, the Company will pay interest on the redemption price at a rate of 15% per annum, in cash to such Holder, accruing from such seventh day until the redemption price and any accrued interest thereon is paid in full (which amount shall be paid as liquidated damages and not as a penalty). The terms of any such Major Transaction shall include such terms so as to continue to give to the holder of Debentures the right to receive the securities, cash or property set forth in this Section 4(c)(ix) upon any conversion or redemption following such Major Transaction. This provision shall similarly apply to successive Major Transactions.

                  (x) If:

                           A. the Company shall declare a dividend (or any other distribution) on its Common Stock; or

                           B.       the   Company   shall   declare   a  special
                                    nonrecurring   cash   dividend   on   or   a
                                    redemption of its Common Stock; or

                           C. the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; or

                           D. the approval of any stockholders of the Company shall be required in connection with any Major Transaction; or

                           E.       the Company shall authorize the voluntary or
                                    involuntary   dissolution,   liquidation  or
                                    winding up of the affairs of the Company;

then the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of Debentures, and shall cause to be mailed to the holders of Debentures at their last addresses as they shall appear upon the stock books of the Company, at least 30 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided, however, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. Holders are entitled to convert Debentures during the 30-day period commencing the date of such notice to the effective date of the event triggering such notice.

         (d) If at any time conditions shall arise by reason of action taken by the Company which in the opinion of the Board of Directors are not adequately covered by the other provisions hereof and which might materially and adversely affect the rights of the holders of Debentures (different than or distinguished from the effect generally on rights of holders of any class of the Company's capital stock) or if at any time any such conditions are expected to arise by reason of any action contemplated by the Company, the Company shall mail a written notice briefly describing the action contemplated and the material adverse effects of such action on the rights of the holders of Debentures at least 10 calendar days prior to the effective date of such action, and an Independent Appraiser selected by the holders of majority in interest of the Debentures shall give its opinion as to the adjustment, if any (not inconsistent with the standards established in this Section 4), of the Conversion Price
(including, if necessary, any adjustment as to the securities into which Debentures may thereafter be convertible) and any distribution which is or would be required to preserve without diluting the rights of the holders of Debentures. The Board of Directors shall make the adjustment recommended forthwith upon the receipt of such opinion or opinions or the taking of any such action contemplated, as the case may be; provided, however, that no such adjustment of the Conversion Price shall be made which in the opinion of the Independent Appraiser giving the aforesaid opinion would result in an increase of the Conversion Price to more than the Conversion Price then in effect.

         (e) The Company covenants that it will at all times reserve and keep available out of its authorized and unissued Common Stock solely for the purpose of issuance upon conversion of Debentures free from preemptive rights or any other actual contingent purchase rights of persons other than the holders of Debentures, not less than 200% of such number of shares of Common Stock as shall (subject to any additional requirements of the Company as to reservation of such shares set forth in the Securities Purchase Agreement) be issuable (taking into account the adjustments of Section 4(c)) upon the conversion of all outstanding Debentures (without regard to any limitations on conversions or exercise thereof). The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly and validly authorized, issued and fully paid, nonassessable and freely tradable.

         (f) Upon a conversion hereunder the Company shall not be required to issue stock certificates representing fractions of shares of Common Stock, but may if otherwise permitted, make a cash payment in respect of any final fraction of a share based on the Per Share Market Value at such time. If the Company elects not, or is unable, to make such a cash payment, the

Holder shall be entitled to receive, in lieu of the final fraction of a share, one whole share of Common Stock.

         (g) The issuance of certificates for shares of Common Stock on conversion of Debentures shall be made without charge to the holders thereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate.

         (h) Debentures converted into Common Stock shall be canceled and retired by the Company.

         (i) Whenever notice is required to be given under this Debenture, unless otherwise provided herein, such notice shall be given in accordance with
Section 5.3 of the Securities Purchase Agreement.

         (j) In the event a Holder shall elect to convert any Debentures as provided herein, the Company cannot refuse conversion based on any claim that such Holder or any one associated or affiliated with such Holder has been engaged in any violation of law, contract, agreement or for any other reason, unless, an injunction from a court, on notice, restraining and/or adjoining conversion of all or of said Debentures shall have been issued and the Company posts a surety bond for the benefit of such Holder in the amount equal to 130% of the Aggregate Principal Amount of Debentures sought to be converted, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to such Holder in the event it obtains judgment.

         5.  Company  Exchange.  At any time or times  beginning  on the date of receipt of Shareholder Approval (as defined in the Securities Purchase Agreement), the Company shall have the right, in its sole discretion, to require that some or all of the outstanding Aggregate Principal Amount of the Debentures be exchanged (a "Company Exchange") for shares of Series A Convertible Preferred Stock of the Company (the "Preferred Stock") having an Aggregate Stated Value (as defined in the Certificate of Designation) equal to the Aggregate Principal Amount of the Debentures to be exchanged; provided that the Conditions to Exchange at the Company's Election (as set forth below) are satisfied as of the Company Exchange Date (as defined below). The Company may exercise its right to Company Exchange only by providing each holder of Debentures written notice ("Notice of Company Exchange") at least 10 Business Days but not more than 20 Business Days prior to the date of consummation of such Company Exchange ("Company Exchange Date"). If the Company elects to require exchange of some, but not all, of the Aggregate Principal Amount of the Debentures then outstanding, the Company shall require exchange of the pro rata amount from each holder of such Debentures based on the principal amount of Debentures purchased by such holder relative to the aggregate principal amount of Debentures purchased on the Original Issue Date (such amount with respect to each holder being referred to herein as its "Pro Rata Exchange Amount"). The Notice of Company Exchange shall indicate (x) the Aggregate Principal Amount of the Debentures the Company has elected to exchange from all holders of Debentures,
(y) the date selected by the Company for the Company Exchange Date, and (z) each holder's Pro Rata Exchange Amount of the Aggregate Principal Amount of Debentures selected for exchange. If the Company has exercised its right of

Company Exchange and the conditions of this Section 5, including the Conditions to Exchange at the Company's Election, have been satisfied, then each holder's Pro Rata Exchange Amount of the Aggregate Principal Amount of Debentures selected for exchange which remain outstanding on the Company Exchange Date shall be exchanged as of the Company Exchange Date by delivery by the Company to each such holder of Debentures of one or more stock certificates representing the Aggregate Stated Value of shares of Preferred Stock issuable upon such Company Exchange to such holder. If required by Section 4(b)(iv), all such holders of the Aggregate Principal Amount of Debentures being exchanged shall thereupon, surrender all Debentures being exchanged on such date to the Company. If the Company fails to deliver the stock certificates as required in the second preceding sentence on the Company Exchange Date with respect to the Aggregate Principal Amount of Debentures selected for exchange, then the Company Exchange shall be null and void with respect to such Aggregate Principal Amount of Debentures and the Holder shall be entitled to all the rights of a holder of outstanding Debentures. All Debentures that are required to be surrendered for exchange in accordance with the provisions of this Section 5 shall, from and after the Company Exchange Date, be deemed to have been retired and canceled and the Aggregate Principal Amount of Debentures represented thereby exchanged for an equal Aggregate Stated Value of Preferred Stock for all purposes, notwithstanding the failure of the Holder to surrender such Debentures on or prior to such date. "Conditions to Exchange at the Company's Election" means the following conditions: (i) Shareholder Approval shall have been obtained by the Company; (ii) the Certificate of Amendment and Certificate of Designation (as each is defined in the Securities Purchase Agreement) have been filed and accepted for filing with the Secretary of State of the State of Nevada; (iii) the Board of Directors of the Company shall have authorized the issuance of the Preferred Stock; (iv) during the period beginning on the Original Issue Date and ending on and including the Company Exchange Date, the Company shall have delivered the applicable Underlying Shares upon conversion of the Debentures to the holders of the Debentures within three (3) Business Days of the applicable Conversion Date; (v) during the period beginning on and including the Original Issue Date and ending on and including the Company Exchange Date, there shall not have occurred (A) an Event (as defined in the Registration Rights Agreement) or (B) an event that with the passage of time and without being cured would constitute an Event; (vi) during the period beginning on and including the Original Issue Date and ending on and including the Company Exchange Date, there shall not have occurred (A) an Event of Default or (B) an event that with the passage of time and without being cured would constitute an Event of Default; and (vii) during the period beginning on the Original Issue Date and ending on and including the Company Exchange Date, there shall not have occurred a Major Transaction which the Company has not publicly and accurately announced as being consummated, terminated or abandoned. If the Company fails to timely deliver any stock certificates representing the shares of Preferred Stock in accordance with this Section 5, then the Company shall not be permitted to submit another Notice of Company Exchange without the prior written consent of the holders of at least two-thirds (3/4) of the Aggregate Principal Amount of the Debentures then outstanding.

         6. Events of Default.

         Each of the following shall constitute an event of default ("Event of Default"), whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any administrative, governmental or non-governmental body or otherwise howsoever:

         (a) the Company  shall  default in any payment of any amounts due under
the  Transaction   Documents  when  and  as  due  (whether  at  maturity,   upon
acceleration or otherwise); or

         (b) the Company shall fail duly to perform or observe any term, covenant or agreement contained in any of the Debentures or in the Securities Purchase Agreement or in the Registration Rights Agreement for a period of seven days after the date on which written notice of such failure shall first have been given to the Company; or

         (c) (i) a final judgment shall be entered by any court against the Company for the payment of money which together with all other outstanding final judgments against the Company exceeds $150,000 in the aggregate, or (ii) a warrant of attachment or execution or similar process shall be issued or levied against any of the Company's property which exceeds in value $150,000 in the aggregate, and if, within 30 days after the entry, issue or levy thereof, such judgment, warrant or process shall not have been paid or discharged; or

         (d) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or for any substantial part of the property of it or ordering the winding-up or liquidation of the affairs of it and such decree or order shall remain unstayed and in effect for a period of 30 days; or

         (e) the Company shall commence a voluntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or similar official) of the Company or for any substantial part of its property, or shall make any general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due or shall take any corporate action in furtherance of any of the foregoing; or

         (f) an event of default, as defined in any indenture or instrument evidencing or under which the Company shall have outstanding indebtedness for borrowed money in excess of $150,000, inclusive of accrued interest, accrued premium, if any, or any additional amounts payable, shall happen and be continuing and such default shall involve the failure to pay the principal of such indebtedness (or any part thereof), when due and payable after the expiration of any applicable grace period with respect thereto, or such indebtedness shall have been accelerated so that the same shall be or become due and payable prior to the date on which the same would otherwise have become due and payable, and failure to pay shall not have been cured by the Company within 30 days after such failure or such acceleration shall not be rescinded or annulled within 30 days after notice thereof shall have first been given to the Company; provided that if such event of default under such indenture or instrument shall be remedied or cured by the Company or waived by the holders of such indebtedness, then the Event of Default hereunder by reason thereof shall be deemed likewise to have been thereupon remedied, cured or waived without further action upon the part of any of the holders of Debentures; or

         (g) trading in the Common Stock shall have been suspended for more than ten Trading Days or the Common Stock is delisted from any principal market or exchange (including, but not limited to, the OTC Bulletin Board, The Nasdaq SmallCap Market and the Nasdaq National Market) on which the Common Stock is then listed for trading; or

         (h) the Company fails to timely deliver the shares of Common Stock to the Holder or a replacement Debenture representing any unconverted portion of this Debenture pursuant to this Debenture; or

         (i) the issuance by the Securities and Exchange Commission of any stop order suspending the effectiveness of the Registration Statement covering any or all of the Registrable Securities (as defined in the Registration Rights Agreement) or the initiation of any proceedings for that purpose.

With the exception of an Event of Default specified in clauses (d) or (e) above, upon the occurrence and continuance of an Event of Default, the Holder may declare the Aggregate Principal Amount of and interest on the Debentures and all other amounts owing under the Transaction Documents to be forthwith due and payable by giving written notice thereof to the Company without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything in the Transaction Documents to the contrary notwithstanding. Upon the occurrence and continuance of an Event of Default specified in clauses
(d) or (e) above, such principal, interest and other amounts shall thereupon and concurrently therewith become automatically due and payable all without any action by the Holder and without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything in the Transaction Documents to the contrary notwithstanding.

         Interest on overdue principal and interest (and other amounts, if any) shall accrue from the date on which such principal and interest (and other amounts, if any) were due and payable to the date such principal and interest (and other amounts, if any) are paid or duly provided for, at a rate of 15% per annum (to the extent payment of such interest shall be legally enforceable).

         7. Definitions. For the purposes hereof, the following terms shall have the following meanings:

         "Aggregate Principal Amount" means, with respect to the Debentures, the sum of (a) the principal amount thereof, plus (b) accrued but unpaid interest thereon (whether or not earned or declared).

         "Common Stock" means the common stock, $.001 par value per share, of the Company and stock of any other class into which such shares may hereafter have been reclassified or changed.

         "Conversion Ratio" means the number of shares of Common Stock issuable upon conversion of each Debenture determined by the application of the following formula where "D" equals the accrued and unpaid interest on the Aggregate Principal Amount of Debentures so converted (not previously added to the Aggregate Principal Amount pursuant to Section 2 hereof) as of the Conversion
Date:

                 Aggregate Principal Amount to be Converted + D
                 ----------------------------------------------
                                Conversion Price

         "Independent Appraiser" means a nationally recognized or major regional investment banking firm or firm of independent certified public accountants of recognized standing (which may be the firm that regularly examines the financial statements of the Company) that is regularly engaged in the business of appraising the capital stock or assets of corporations or other entities as going concerns, and which is not affiliated with either the Company or any Holder.

         "Original Issue Date" shall mean the date of the first issuance of any Debentures regardless of the number of transfers of any particular Debentures and regardless of the number of certificates which may be issued to evidence such Debentures.

         "Per Share Market Value" means on any particular date (a) the closing bid price per share of the Common Stock on such date on The Nasdaq SmallCap Market, the Nasdaq National Market or other registered national stock exchange on which the Common Stock is then listed or if there is no such price on such date, then the closing bid price on such exchange or quotation system on the date nearest preceding such date, or (b) if the Common Stock is not listed then on The Nasdaq Small-Cap Market, the Nasdaq National Market or any registered national stock exchange, the closing bid price for a share of Common Stock in the over-the-counter market (as reported by NASDAQ or in the National Quotation Bureau Incorporated or similar organization or agency succeeding to its functions of reporting prices) at the close of business on such date, or (c) if the Common Stock is not then publicly traded, then the fair market value of a share of Common Stock as determined by an Independent Appraiser selected in good faith by the holders of a majority in interest of the shares of the Debentures; provided, however, that the Company, after receipt of the determination by such Independent Appraiser, shall have the right to select an additional Independent Appraiser, in which case, the fair market value shall be equal to the average of the determinations by each such Independent Appraiser; and provided, further that all determinations of the Per Share Market Value shall be appropriately adjusted for any stock dividends, stock splits or other similar transactions during such period. The determination of fair market value by an Independent Appraiser shall be based upon the fair market value of the Company determined on a going concern basis as between a willing buyer and a willing seller and taking into account all relevant factors determinative of value, and shall be final and binding on all parties. In determining the fair market value of any shares of Common Stock, no consideration shall be given to any restrictions on transfer of the Common Stock imposed by agreement or by federal or state securities laws, or to the existence or absence of, or any limitations on, voting rights.

         "Person" means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

         "Registration   Rights   Agreement"  means  the   Registration   Rights
Agreement, dated as of the Original Issue Date, by and among the Company and the original Holders.

         "Trading Day" means (a) a day on which the Common Stock is traded on the Nasdaq National Market, The Nasdaq SmallCap Market or other registered national stock exchange on which the Common Stock has been listed, or (b) if the Common Stock is not listed on the Nasdaq National Market, The Nasdaq SmallCap Market or any registered national stock exchange, a day or which the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (c) if the Common Stock is not quoted on the OTC Bulletin Board, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices); provided, however, that in the event that the Common Stock is not listed or quoted as set forth in (a), (b) and (c) hereof, then Trading Day shall mean any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other government action to close.

         "Underlying Shares" means the number of shares of Common Stock into which the Debentures are convertible in accordance with the terms hereof and the Securities Purchase Agreement.

         8. Purchase Rights. If at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the "Purchase Rights" ), then the holders of Debentures will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Common Stock acquirable upon complete conversion of the Debentures (without taking into account any limitations or restrictions on the convertibility of the Debentures) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

         9. Taxes. The Company shall pay any and all taxes attributable to the issuance and delivery of Common Stock or other securities upon conversion of the Debentures.

         10. No Impairment. The Company shall not by any action including, without limitation, amending the articles of incorporation or the by-laws of the Company, or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other action, avoid or seek to avoid the observance or performance of any of the terms of this Debenture, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of the Holder hereof against dilution (to the extent specifically provided herein) or impairment. Without limiting the generality of the foregoing, the Company will (i) not permit the par value, if any, of its Common Stock to exceed the then effective Conversion Price, (ii) not amend or modify any provision of the articles of incorporation or by-laws of the Company in any manner that would adversely affect in any way the powers, preferences or relative participating, optional or other special rights of the Common Stock or which would adversely affect the rights of the Holders of the Debentures, (iii) take all such action as may be reasonably necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock, free and clear of any liens, claims, encumbrances and restrictions (other than as provided herein) upon the exercise of this Debenture, and (iv) use its best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be reasonably necessary to enable the Company to perform its obligations under this Debenture.

         11. Governing Law. The Debentures shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to principles of conflicts of law.

         12. Countersignature and Registration. This Debenture shall not become valid or obligatory for any purpose until the Debentures shall have been duly executed by the Company and such signature attested to by an authorized Officer thereof.

         13. Warranty of the Company. The Company hereby certifies and warrants that all acts, conditions and things required to be done and performed and to have happened precedent to the creation and issuance of this Debenture, and to constitute the same as legal, valid and binding obligations of the Company enforceable in accordance with their terms, have been done and performed and have happened in due and strict compliance with all applicable laws.

         14. Descriptive Headings. The descriptive headings appearing herein are for convenience of reference only and shall not alter, limit or define the provisions hereof.

         IN WITNESS WHEREOF, the Company has caused this Debenture to be duly executed in its corporate name by the manual signature of a duly authorized signatory, as attested to by another duly authorized signatory of the Company.

Dated:  April 14, 2000

                                                     WORLD WIDE WIRELESS
                                                        COMMUNICATIONS, INC.


                                                     By:________________________
                                                        Name:
                                                        Title:


  ATTEST:

  By:__________________________________
     Name:
     Title:

                                    EXHIBIT 1

                                CONVERSION NOTICE

The undersigned hereby elects to have World Wide Wireless Communications, Inc. (the "Company") convert the Aggregate Principal Amount of 4.0% Convertible Debentures due 2005 (the "Debentures") of the Company, indicated below into shares of Common Stock, par value $.001 per share (the "Common Stock"), of the Company as of the date specified below.

   Date of Conversion:   _______________________________________________________

   Aggregate Principal Amount of Debentures to be converted: ___________________

Please confirm the following information:

   Conversion Price: ___________________________________________________________

   Number of shares of Common Stock to be issued:_______________________________

Please issue the Common Stock into which the Debentures are being converted and, if applicable, any check drawn on an account of the Company in the following name and to the following address:

         Issue to:  ____________________________________________________________

                    ____________________________________________________________

                    ____________________________________________________________

         Facsimile Number:________________________________

         Authorization:___________________________________
                            By:
                            Title:

         Dated:___________________________________________

         Account Number (if electronic book entry transfer):____________________

         Transaction Code Number (if electronic book entry transfer):___________

                                 ACKNOWLEDGMENT

         The Company hereby acknowledges this Conversion Notice and hereby directs [TRANSFER AGENT] to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated April 14, 2000 from the Company and acknowledged and agreed to by [TRANSFER AGENT].

                                        WORLD WIDE WIRELESS COMMUNICATIONS, INC.


                                        By:_____________________________________
                                           Name:
                                           Title: